                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 for CNBC Bancorp, the CNBC Bancorp 1999 Stock Option Plan and the CNBC Bancorp 1996 Non-Qualified Stock Option Plan, of our report dated February 5, 1999 relating to the consolidated balance sheets of CNBC Bancorp as of December 31, 1998 and 1997 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended.



                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
March 10, 2000